================================================================================

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PortaCom Wireless, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                            PORTACOM WIRELESS, INC.
                      8055 W. MANCHESTER AVENUE, SUITE 730
                        PLAYA DEL REY, CALIFORNIA 90293

                   EXTRAORDINARY AND SPECIAL GENERAL MEETING

                          TO BE HELD DECEMBER 23, 1996


                                -----------------

                                 SUPPLEMENT TO
                                PROXY STATEMENT
                             (INFORMATION CIRCULAR)

  This Supplement to Proxy Statement (generally referred to in British Columbia as an Information Circular) is furnished as a supplement to the Proxy Statement that was circulated to you recently by the management of PortaCom Wireless, Inc., a British Columbia, Canada, corporation (the "Company") in connection with the solicitation of proxies to be used at the extraordinary and special general meeting of stockholders of the Company to be held on December 23, 1996.

  As indicated in the Proxy Statement, the Company has applied for a permit from the California Department of Corporations (the "Department") authorizing the sale and issuance of securities in the transactions that will be considered at the meeting. The Department has scheduled a hearing on the fairness of the transactions for Monday, December 9, 1996 (see accompanying Notice of Hearing).

  The Department has asked the Company not to accept proxies until after the fairness hearing. Accordingly, DO NOT RETURN YOUR PROXY TO PACIFIC CORPORATE TRUST COMPANY UNTIL AFTER DECEMBER 9, 1996 (but before the deadline set out in the Proxy Statement for depositing proxies). If you return your proxy card prior to December 9, 1996, your proxy will have to be discarded and the Company will send another proxy to you for completion and resubmission, prior to the deadline for depositing proxies with Pacific Corporate Trust Company.

Dated at Playa Del Rey, California this 26th day of November, 1996

ON BEHALF OF THE BOARD


Douglas C. MacLellan
President, Chief Executive Officer and Director

                     BEFORE THE DEPARTMENT OF CORPORATIONS
                              STATE OF CALIFORNIA

In the Matter of the Application of        )                NOTICE OF HEARING
                                           )                PURSUANT TO
                                           )                SECTION 25142
PORTACOM WIRELESS, INC.,                   )                OF THE CALIFORNIA
                                           )                CORPORATIONS
Wyoming corporation                        )                CODE
                                           )
for a Permit authorizing the sale and      )
issuance of securities pursuant to         )
Section 25121 of the Corporate Securities  )
Law of 1968, as amended                    )
                                           )
-------------------------------------------

       AND

In the Matter of the Application of        )
                                           )
PORTACOM WIRELESS, INC.,                   )
a Delaware corporation                     )
                                           )
for a Permit authorizing the sale          )
and issuance of securities                 )
pursuant to Section 25121 of the           )
Corporate Securities Law of 1968,          )
as amended                                 )
                                           )
-------------------------------------------


TO: PORTACOM WIRELESS, INC.,
    a British Columbia corporation
    8055 West Manchester Avenue, Suite 730
    Playa del Rey, California 90293
    Attn: Michael Richard

    PORTACOM WIRELESS, INC.
    a Delaware corporation
    8055 West Manchester Avenue, Suite 730
    Playa del Rey, California 90293
    Attn: Michael Richard

    DAY CAMPBELL & McGILL
    3070 Bristol Street
    Suite 650
    Costa Mesa, California 92626
    Attn: Leonard J. McGill, Esq.

  GODINHO, SINCLAIR
  Suite 1020
  Montreal Trust Centre
  510 Burrard Street
  Vancouver, British Columbia
  Canada
  V6C 38A
  Attn: Harley D. Sinclair

  MCCULLOUGH O'CONNOR IRWIN
  1100 - 888 Dunsmuir Street
  Vancouver, B.C., Canada
  V6C 3K4
  Attn: Doug Irwin

  THOMAS N. LONG, P.C.
  American National Bank Building
  1912 Capitol Avenue, Suite 406
  Cheyenne, Wyoming
  Attn: Thomas N. Long, Esq.

  All Holders of outstanding shares, convertible notes, warrants, options and performance shares of
  PORTACOM WIRELESS, INC.
  a British Columbia corporation
  All Holders of outstanding shares, convertible notes, warrants, options and performance shares of
  PORTACOM WIRELESS, INC.,
  a Delaware corporation


                                     NOTICE

  NOTICE IS HEREBY GIVEN THAT A HEARING, PURSUANT TO SECTION 25142 OF THE CORPORATE SECURITIES LAW OF 1968, AS AMENDED (CSL), WILL BE HELD:


            Date:   December 9, 1996
            Time:   9:30 a.m.
            Place:  Hearing Rooms A, B, & C
                    5th Floor
                    3700 Wilshire Boulevard
                    Los Angeles, California 90010
before the Commissioner of Corporation of the State of California or a duly authorized representative for the purpose of determining the fairness of the terms and conditions of the proposed offer and sale of securities or delivery of other consideration as described in the applications filed November 5, 1996 by PortaCom Wireless, Inc., a Wyoming corporation and PortaCom Wireless, Inc., a Delaware corporation. The hearing is being held to satisfy the requirements of
Section 3(a)(10) of the Securities Act of 1933. The hearing will be conducted under the Rules set forth in Article II, Subchapter 1, Title 10, California Code of Regulations, commencing Section 250.17.

All interested parties may be present at the hearing and may, but need not be, represented by counsel. Each interested party is entitled to present evidence as to the fairness of the terms and conditions of the proposed issuance of securities or delivery of other consideration. Each interested party is entitled to seek the issuance of subpoenas and subpoenas duces tecum to compel the attendance of witnesses and the production of books, records and other materials by applying in a timely and reasonable manner to Wallace M. Wong, Senior Corporations Counsel, Department of Corporations, 3700 Wilshire Boulevard, 6th Floor, Los Angeles, California 90010. Interested parties unable to attend the hearing may submit correspondence or other materials for consideration at the hearing by causing timely delivery of such correspondence or other materials to the Department of Corporations.


                                  THE PARTIES

  PortaCom Wireless, Inc., a British Columbia corporation. PortaCom Canada is a British Columbia corporation with its principal offices located at 8055 West Manchester Avenue, Suite 730, Playa del Rey, California 90293. PortaCom Canada, incorporated on July 7, 1989, is a holding company and a sole stockholder of its direct and indirect wholly owned subsidiary corporations, Extreme Telecom, Inc., formerly known as PCBX Systems, Inc. ("Systems"), Extreme Laboratories, Inc., formerly known as Spheric Audio Laboratories, Inc. ("Laboratories"), PortaCom International, Ltd. ("PIL") and PortaCom Delaware (defined herein collectively as "Subsidiaries"). PortaCom Delaware is a direct wholly owned subsidiary of PortaCom Canada, and Systems, Laboratories and PIL are each wholly owned subsidiaries of PortaCom Delaware. As of the date hereof, the Subsidiaries are wholly-owned subsidiaries of PortaCom Canada. Other than the PIL, the operations of the Subsidiaries are dormant. PIL is currently engaged in the telecommunications business as a developer and operator of companies providing cellular and wireless communications services in selected developing world markets. The Subsidiaries will maintain their separate corporate existence after the change of domicile of their parent, PortaCom Canada, to Wyoming and the subsequent Merger and reincorporation in Delaware. Following the Merger, PortaCom Canada will have been merged into PortaCom Delaware and Systems, Laboratories and PIL will remain wholly owned subsidiaries of PortaCom Delaware.

  PortaCom Wireless, Inc., a Wyoming corporation. Subject to stockholder and regulatory approval, prior to the effective time (the "Effective Time") of the Merger, PortaCom Canada will change its domicile to Wyoming by way of a discontinuance under the British Columbia Company Act and a continuance under the Wyoming Business Corporation Act (the "Wyoming Corporation Act") and shall thereafter be governed by corporate charter documents adopted in accordance with the Wyoming Corporation Act. Upon its discontinuance from the British Columbia and the issuance of a Certificate of Continuation in Wyoming, PortaCom Canada will become "PortaCom Wireless,

Inc., a Wyoming corporation" and the outstanding shares of PortaCom Canada common stock will be deemed for all purposes to evidence ownership of, and to represent, shares of PortaCom Wyoming.

  PortaCom Wireless, Inc., a Delaware corporation. PortaCom Delaware is a Delaware corporation with its principal offices located at 8055 West Manchester Avenue, Suite 730, Playa del Rey, California 90293. PortaCom Delaware, incorporated on September 12, 1994, is a wholly owned subsidiary of PortaCom Canada which was incorporated to facilitate the reincorporation of PortaCom Wyoming into Delaware, and since inception has been a passive holding corporation for the other Subsidiaries.


                 BRIEF DESCRIPTION OF THE ISSUANCE TRANSACTIONS

  The Change of Domicile to Wyoming. Subject to stockholder and regulatory approval, PortaCom Canada will change its domicile to Wyoming by way of a continuation under the Wyoming Corporation Act and shall thereafter be governed by corporate charter documents adopted in accordance with the Wyoming Corporation Act, as a result of which the outstanding shares of PortaCom Wyoming's common stock immediately after issuance of the Certificate of Continuance will be deemed for all purposes to evidence ownership of, and to represent, shares of PortaCom Wyoming.

  Merger. The Merger is a reverse two (2) party merger involving the merger of PortaCom Wyoming (a publicly traded parent corporation) into PortaCom Delaware (a wholly owned subsidiary corporation), with PortaCom Delaware to be the surviving corporation. To accomplish the foregoing, each share of PortaCom Wyoming common stock which is issued and outstanding prior to the Merger will be changed and converted into one (1) fully paid share of PortaCom Delaware's common stock and each share of PortaCom Delaware's common stock issued and outstanding immediately prior to the Merger will be canceled and returned to the status of authorized but unissued shares.

  The Merger must be approved by (i) stockholders representing at least fifty (50%) percent of the outstanding shares of common stock of PortaCom Wyoming and
(ii) the board of directors of PortaCom Delaware. As of the Effective Time of the Merger, PortaCom Delaware will be a wholly owned subsidiary of PortaCom Wyoming. As of the Effective Time of the Merger, PortaCom Wyoming will have ninety-one (91) stockholders of record and 11,956,010 shares of common stock outstanding.


                   CHANGES IN RIGHTS OF CURRENT STOCKHOLDERS
                     DUE TO CHANGE OF DOMICILE TO DELAWARE

  Upon consummation of the change of domicile to Wyoming and after the Effective Time of the Merger, PortaCom Canada will become a company governed by the Delaware General Corporation Law (the "Delaware Corporation Law"). Differences between the British Columbia

Company Act and the Delaware Corporation Law and between PortaCom Canada's existing Memorandum and Articles (the "Canadian Constating Documents") and the Certificate of Incorporation and Bylaws of PortaCom Delaware (the "Delaware Constating Documents"), will result in various changes to the capital structure of PortaCom Canada and in the rights of current stockholders of PortaCom Canada. By approving the change of domicile to Wyoming and the subsequent Merger and reincorporation in Delaware, stockholders of PortaCom Canada will be authorizing the replacement of the Canadian Constating Documents with the Delaware Constating Documents.

  The following summary compares the rights that stockholders of PortaCom Canada currently have under the British Columbia Company Act and the Canadian Constating Documents to the rights that they will have under the Delaware Corporation Law and the Delaware Constating Documents. This summary does not propose to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of PortaCom Delaware, the text of which is attached to the Proxy Statement as Exhibit A, and on file with the California Department of Corporations.

  Since PortaCom Canada effectively is changing its jurisdiction of incorporation, from the British Columbia, Canada to Delaware, a description of the differences between Wyoming and Delaware law has not been included in this Notice of Hearing.

  Quorum of Shareholders. Under the British Columbia Constating Documents, a quorum shall consist of one individual present in person or by proxy and holding not less than one voting share of the Company. The Delaware Constating Documents provide that the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.

  Notice, Adjournment and Place of Stockholders' Meetings. The British Columbia Company Act requires that notice of stockholders' meetings be given at least twenty-one (21) days before a meeting unless the stockholders waive or reduce the notice period by unanimous consent in writing. The Delaware Constating Documents require such notice to be given between ten (10) and sixty (60) days before a meeting.

  Both British Columbia and Delaware law provide for adjournments of stockholders' meetings. The British Columbia Constating Documents require notice of the adjournment if the adjournment is for ten (10) days or more. Delaware Corporation Law requires that if the adjournment is for more than thirty (30) days or if a new record date is fixed, notice must be given to the stockholders as for an original meeting.

  The British Columbia Company Act requires all meetings of stockholders to be held in British Columbia unless the prior consent of the British Columbia Registrar of Companies is obtained to hold a meeting outside the province. The Delaware Corporation Law permits meetings of stockholders to be held at such place as is designated by or in the manner provided in the bylaws, or, if not so designated, at the registered office of the company in Delaware.

  Stockholder Consent in Lieu of Meeting. British Columbia law provides that written consent in lieu of a meeting can only be utilized where a company is not a reporting company. The Company is a reporting company in British Columbia. Therefore, the British Columbia Constating Documents do not provide for stockholder consent in lieu of a meeting.

  The Delaware Corporation Law provides that any action that may be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed and dated by the holders of shares having at least the number of votes necessary to pass such a resolution at a stockholders' meeting unless the corporation's certificate of incorporation provides otherwise. No written consent will be effective to take the corporate action to which it refers, unless written consents sufficient to take the action are delivered to the corporation within sixty (60) days of the earliest dated consent delivered. The Delaware Constating Documents currently permit written consent in lieu of a stockholder's meeting. There is no similar provision in the British Columbia Constating Documents.

  Director Qualifications, Election and Removal of Directors and Filling Vacancies on the Board of Directors. The British Columbia Constating Documents provide that the Company shall have at least three directors but not more than 15 directors. The British Columbia Company Act requires that a company have at least three (3) directors. The majority of the directors must be ordinarily resident in Canada, and one (1) director must be ordinarily resident in the Province of British Columbia. The directors may not be persons under the age of eighteen (18), undischarged bankrupts, persons found to be mentally infirm, corporations, or persons convicted of certain offenses relating to corporate activities or fraud or that had certain registrations with the British Columbia Securities Commission canceled.

  Except as may otherwise be provided in the certificate of incorporation or in specific provisions of the Delaware Corporation Law, a Delaware corporation is required to be managed by a board of directors consisting of one (1) or more members. The number of directors or the manner of selecting them must be included in the corporation's bylaws, unless the certificate of incorporation fixes the number of directors. The certificate of incorporation or the bylaws may prescribe certain requirements for directors, including that they be stockholders. PortaCom Delaware's Certificate of Incorporation provides that the size of its board of directors shall be fixed by resolution of the Board but contains no provisions regarding directors' qualifications.

  Under both the British Columbia Constating Documents and the Delaware Constating Documents, directors are elected at each annual meeting. Both the British Columbia Constating Documents and the Delaware Constating Documents provide that, subject to certain limitations, vacancies on the Board may be filled by the remaining directors for the remainder of the unexpired term, even where the remaining directors constitute less than a quorum of the Board of Directors. The British Columbia Constating Documents provide that between annual general meetings of stockholders the directors may appoint additional directors, provided that the number of additional directors does not exceed one-third of the number elected at the last annual meeting. The Delaware Constating Documents provide that any vacancy resulting from an increase in the number of directors may be filled by the remaining directors for the remainder of the current term of the new directorship.

  Under the British Columbia Company Act, directors generally may be removed before the expiration of their term by a special resolution approved by seventy-five percent (75%) of the votes cast on the resolution at a meeting called for that purpose, and a replacement for the director so removed may be appointed by an ordinary resolution approved by a majority of the votes cast.

  The Delaware Constating Documents provide that the directors may be removed with or without cause by a vote of a majority of all holders of voting stock.

  Right to Call Special Meetings and Nomination of Directors. Under the British Columbia Company Act, stockholders holding in aggregate not less than ten percent (10%) of the shares having the right to vote at a meeting at which directors will be elected may nominate directors by delivering such nomination to the company's registered office not less than thirty-five (35) days before the date of the meeting. The British Columbia Company Act also provides that the holders of five percent (5%) of the issued shares with a right to vote at a general meeting can requisition the calling of a general meeting within four (4) months of the date of the requisition. Stockholders may deliver to the Company's registered office at least eight (8) days before the date the Company is required to send out notice of the requisitioned meeting a written statement not exceeding one thousand (1,000) words explaining the position of the requisitionists for inclusion in the information circular being sent to stockholders in respect of the meeting.

  Regulations of the Securities and Exchange Commission provide that any stockholder may nominate directors and bring other business before an annual stockholders meeting by delivering written notice of the nomination or other business to the company's head office generally one hundred and twenty (120) days prior to the date specified in the previous year's proxy materials for the current year's meeting. Under the Delaware Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Constating Documents permit a special meeting to be called by the president, the chairman of the board of directors, a majority of the directors or stockholders entitled to cast at least 10% of the votes at the meeting.

  Amendment to Internal Affairs. Under the British Columbia Company Act, any amendment to the articles or memorandum of a company will generally require approval by Special Resolution, which is a resolution passed by a majority of not less than seventy-five percent (75%) of the votes cast by stockholders in person or by proxy on the resolution. The company also, by Special Resolution approved by seventy-five percent (75%) of the holders of shares who vote in person or by proxy on such resolution, may create or add special rights or restrictions to any shares, whether issued or unissued.

  A separate class resolution of preferred stockholders, if any, must be approved by a separate resolution (a) consented to in writing by all holders of preferred shares; or (b) presented at a meeting of holders of preferred shares, called for such purpose, at which at least ten percent (10%) of the issued and outstanding preferred shares are represented in person or by proxy and passed by the affirmative vote of at least seventy-five percent (75%) of the votes cast.

  The holders of (a) not less than ten percent (10%) of the shares entitled to vote and who did vote against the Special Resolution; (b) the holders of not less than ten percent (10%) of the class of shares whose rights are affected by the Special Resolution and who voted against the Special Resolution; or (c) the holders of ten percent (10%) of a series of shares whose rights are affected differently from those attached to another series of the same share class affected by the Special Resolution, and who voted against the Special Resolution, may within fourteen (14) days of the Special Resolution apply to the court to have it set aside. On such an application, the court may set aside or affirm the resolution or require the company to purchase the shares of any stockholder.

  The Delaware Corporation Law requires the approval of the holders of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation unless the certificate of incorporation requires a higher level of approval. PortaCom Delaware's Certificate of Incorporation does not provide for such a higher level. Whether or not provided in the certificate of incorporation, holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment that would change the number of shares authorized in the class, change the par value of the shares of such class, or adversely change the powers, preferences, or special rights of the shares of the class. The number of authorized shares in a class, however, may be increased or decreased (but not below the number outstanding) by a majority vote of the stockholders of the corporation without a class vote, if so provided in (a) the original certificate of incorporation, (b) an amendment creating the class or adopted before shares of the class were issued, or (c) an amendment approved by a majority of the holders of shares of the class.

  The Delaware General Corporation law provides that a corporation's bylaws may be amended by the corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, by the corporation's directors. PortaCom Delaware's Certificate of Incorporation provides that PortaCom Delaware's directors may amend PortaCom Delaware's bylaws.

  Anti-takeover Provisions and Interested Stockholder. Except under certain circumstances the Delaware Corporation Law prohibits a "business combination" between the corporation and an "interested stockholder" within three (3) years of the stockholder becoming an "interested stockholder." Generally, an "interested stockholder" is a person or group that directly or indirectly, controls fifteen percent (15%) or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of such voting stock at any time within the previous three (3) years. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of ten percent (10%) of the aggregate market value of the consolidated assets of the corporation or its outstanding stock, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where (a) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder became an interested stockholder; (b) the interested stockholder acquired at least eighty-five percent (85%) of the outstanding voting stock of the corporation in the transaction in which the stockholder became an interested stockholder excluding, for determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; (c) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting, (d) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held by more than two thousand (2,000) stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or (e) the corporation has opted out of this provision. PortaCom Delaware has not opted out of these provisions governing business combinations as permitted under the Delaware Corporation Law.

  The British Columbia Company Act does not contain comparable provisions with respect to business combinations. See "Transactions With Officers and Directors" below.

  Mergers, Sales of Assets and Other Extraordinary Transactions. Under the British Columbia Company Act, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales, leases or exchanges of all or substantially all the assets of a corporation and other extraordinary corporate actions such as liquidations, dissolutions or arrangements, are required to be approved by Special Resolution (a resolution passed by a majority of not less than seventy-five percent (75%) of the votes cast by the stockholders who voted on the resolution either in person or by proxy) and, in certain cases, such Special Resolution is also required to be approved by stockholders separately as a class or series.

  The Delaware Corporation Law provides that, unless otherwise specified in a corporation's certificate of incorporation or unless the provisions of the Delaware Corporation Law relating to "business combinations" discussed above are applicable, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors of each constituent corporation plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote on the proposal. In a merger, approval by the stockholders of a constituent corporation is not required if (a) the constituent corporation will be the surviving corporation, its certificate of incorporation will not be amended in the merger, its common stock will not be diluted by more than twenty percent (20%) and each share of its stock outstanding before the merger will be an identical outstanding or treasury share after the effective date of the merger; or (b) the corporation is a subsidiary of a parent corporation that owns at least ninety percent (90%) of the subsidiary's outstanding stock before the merger, and the parent corporation is merging the subsidiary into itself or one or more other corporations of which the parent owns ninety percent (90%) of the outstanding stock.

  Transactions With Officers and Directors. The British Columbia Company Act provides that every director who is in any way, directly or indirectly, interested in a proposed contract or transaction with the company must disclose the nature and extent of such interest and is liable to account to the company for any profit made as a consequence of the company entering into such transaction unless he (a) disclosed his interest at the meeting of directors where the proposed transaction was first considered; (b) after his disclosure, the transaction was approved by the directors and (c) he abstained from voting on such transaction; or unless the contract or transaction was fair and reasonable to the company and, after full disclosure by the director, the transaction is approved by a Special Resolution of the company's stockholders.

  Under the Delaware Corporation Law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable, if approved by the stockholders or the directors under substantially the same circumstances as in British Columbia. Approval by the stockholders, however, requires only a simple majority. Board approval must be by a majority of the disinterested directors, but interested directors may be counted for purposes of establishing a quorum.

  Dissent Rights. The British Columbia Company Act provides that stockholders of a British Columbia company are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with certain matters including
(a) the continuance of the company into another jurisdiction; (b) the company providing financial assistance to a person in connection with the acquisition by that person of shares in the capital of the company (unless that person either alone or with his associates will end up owning not less than 90% of the issued shares of the company and authorization by Special Resolution is obtained); (c) the sale, lease or disposition of substantially the whole of the business of the company; (d) the alteration of the company's memorandum by changing any restriction on the business to be carried on by the company or on its powers;
(e) any amalgamation of the company with another company; (f) where, in the event of the company being wound up, the transfer, sale or arrangement of the company's business involves the assumption of liability or the payment of money by the stockholders of the company. Stockholders who voted in favor of a resolution in connection with the foregoing may not subsequently exercise dissent rights in respect of that resolution.

  Under the Delaware Corporation Law, a person generally is entitled to demand appraisal of and obtain payment of the fair value of the shares that the person holds in a Delaware corporation, if the corporation is party to a plan of merger or consolidation. However, the right to demand appraisal does not apply to stockholders if: (a) they are stockholders of a surviving corporation and a vote of the corporation's stockholders is not necessary to authorize the merger or consolidation; (b) the shares held by the stockholders are of a class or series registered on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation. Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything except: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of the corporations described in (a) and (b); or (d) any combination of the shares of stock and cash in lieu of fractional shares described in (a), (b) and (c).

  In a short-form merger under Section 253 of the Delaware Corporation Law, a parent corporation and one or more subsidiary corporations of which the parent owns at least 90% of the outstanding shares may merge into the parent corporation or one of the subsidiaries. Stockholders of the parent corporation in the short-form merger are not entitled to appraisal rights, whether the

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

parent corporation survives the merger or not. Dissenting minority stockholders of a disappearing subsidiary in a short-form merger under the Delaware Corporation Law are entitled to appraisal rights.

  A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or a sale of all or substantially all of the assets of the corporation. PortaCom Delaware's Certificate of Incorporation does not expand the appraisal rights to which its stockholders otherwise are entitled under the Delaware Corporation Law.

  Derivative Actions. Under the British Columbia Company Act, a stockholder, director or any other person who, in the opinion of the court is a proper person to apply (a "complainant") may, with leave of the court, bring an action in the name of and on behalf of the company to enforce a right, duty or obligation owed to the company or to obtain damages for any breach thereof. A complainant (as defined above) also may defend, with leave of the court, in the name and on behalf of the company, any action brought against the company. A stockholder or director may apply to the court for such leave on notice to the company if (a) he has made reasonable efforts to cause the directors of the company to commence, diligently prosecute or defend the action; (b) he is acting in good faith; (c) it is prima facie in the interests of the company that the action be brought or defended; and (d) in the case of an application by a stockholder, he was a stockholder of the company at the time of the event giving rise to the cause of action. No action brought or defended as a derivative action can be settled or discontinued without approval of the court.

  Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of the corporation. The Delaware Corporation Law provides that a stockholder must aver in the complaint that he was a stockholder of the corporation at the time of the transaction of which he complains, and the stockholder must remain a stockholder until the derivative action is concluded. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from his corporation's board of directors, unless such a demand for redress is excused. The board of directors of a Delaware corporation can appoint an independent litigation committee to review a stockholder's request for a derivative action, and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to court's review of such committee's independence, good faith and reasonable investigation. Under the Delaware Corporation Law, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation which vary depending on the facts and circumstances of the case and the nature of the action brought. Attorneys' fees may be awarded where prosecuting or settling the action confers a specific and substantial benefit on the corporation.

  Oppression Remedy. The British Columbia Company Act contains an oppression remedy that enables the court, if satisfied upon application by a complainant (as defined above in "Derivative Action") that (a) the affairs of the company are being conducted or the powers of the directors are being exercised in an oppressive manner, or (b) some act of the company has been done or is threatened or some resolution has been passed or is proposed that is unfairly prejudicial, to make any order it considers appropriate, including the cancellation of any transaction, the purchase of shares

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

of any stockholder, appointment of a receiver, the winding up of the company, compensation to the complainant and the rectification of any corporate record.

  Delaware Corporation Law does not provide a statutory remedy specifically like the British Columbia Company Act oppression remedy. However, the Delaware law provides a variety of legal and equitable remedies to a corporation's stockholders for improper acts or omissions of a corporation, its officers and directors. In an action alleging a breach of fiduciary duty by the directors of a corporation the "business judgment rule" must be overcome. Simply stated, the business judgment rule creates a rebuttable presumption in court that disinterested directors' decisions have been made in good faith, with due care and in the best interests of the corporation, absent a showing of intentional misconduct or gross negligence.

  Investigations. The British Columbia Company Act provides that, on application by shareholders holding not less than twenty percent (20%) of the issued shares of any class of a corporation's stock, or on application of a corporation, the court may appoint an inspector to investigate the affairs and management of a corporation or its affiliates.

  The Delaware Corporation Law provides that any stockholder has the right to inspect the books and records of the corporation upon written demand under oath for a purpose reasonably related to such person's interest as a stockholder. The stockholder may compel inspection by court order, if the corporation refuses to permit such inspection or does not respond within five (5) business days.

  The British Columbia Company Act also allows any stockholder to inspect the corporate records of a company which is a reporting company under the British Columbia Company Act (except for directors' minutes, documents and instruments approved by the directors and mortgages created or assumed by the Company).

  Indemnification of Officers and Directors. Under the British Columbia Company Act and pursuant to the British Columbia Constating Documents, the Company may indemnify a director or officer, a former director or officer or a person who acts or has acted at the Company's request as a director or officer of a body corporate of which the Company is or was a stockholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate if (a) he acted honestly and in good faith with a view to the best interests of the company and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of PortaCom Delaware or such body corporate, a company may, with court approval, provide indemnification against all costs, charges and expenses reasonably incurred by such persons in connection with such action who fulfill the conditions set forth in (a) and (b) immediately above. The British Columbia Company Act requires court approval of any indemnification by a British Columbia corporation.

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

  The Delaware Corporation Law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with the following exceptions: (a) a breach of the director's duty of loyalty; (b) payment of an unlawful stock dividend or making an unlawful stock repurchase or redemption; (c) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or
(d) in any transaction in which the director derived an improper personal benefit. PortaCom Delaware's Certificate of Incorporation eliminates the liability of directors of the corporation for monetary damages to the fullest extent permissible under Delaware law.

  The Delaware Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents under circumstances similar to those for which the British Columbia Constating Documents provide. The Delaware Constating Documents require PortaCom Delaware to indemnify all such persons whom it has the power to indemnify to the fullest extent legally permissible by the Delaware Corporation Law. PortaCom Delaware's bylaws permit PortaCom Delaware to advance expenses to a director or officer, provided that the director or executive officer undertakes to repay amounts advanced unless it is ultimately determined that such person ultimately is entitled to indemnification, and subject to such other conditions as the Board may impose.

  Indemnification rights conferred on a person by PortaCom Delaware's bylaws are deemed to be contractual, in that their repeal or modification shall have prospective effect only and shall not affect rights in effect under the bylaws at the time of an alleged occurrence, act or omission that is the basis of a proceeding against the person or the corporation. Indemnification rights to which a person becomes entitled under PortaCom Delaware's bylaws continue after the person ceases to be a director, officer, employee or other agent of PortaCom Delaware.

  Indemnification rights under the Delaware Corporation Law are not exclusive. Accordingly, PortaCom Delaware's bylaws specifically permit PortaCom Delaware to indemnify its directors, officers, employees and other agents pursuant to an agreement, bylaw provision, stockholder vote or vote of disinterested directors or otherwise, any or all of which may provide indemnification rights broader than those currently available under the British Columbia or Delaware indemnification statutes.

  Both the Delaware Constating Documents and British Columbia Constating Documents provide that PortaCom Delaware and the Company, respectively, may purchase insurance on behalf of those persons entitled to be indemnified by the Company.

  Dividends and Distributions. Under the British Columbia Company Act, directors of a company shall not declare or pay a dividend if there are reasonable grounds for believing that the company is, or would after the payment be, insolvent.

  Preemptive Rights. Neither the Delaware Corporation Law, nor the British Columbia Company Act (with respect to reporting companies), automatically provides for preemptive rights to acquire a corporation's unissued stock. However, such right expressly may be granted to the stockholders in a corporation's certificate of incorporation under the Delaware Corporation Law.

Neither the Delaware Constating Documents nor the British Columbia Constating Documents provide for preemptive rights.

  The Delaware Corporation Law generally provides that a corporation may declare and pay dividends out of surplus (defined as the excess, if any, of net assets over stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to any restrictions contained in a corporation's certificate of incorporation. PortaCom Delaware's certificate of incorporation contains no such restrictions. Dividends may not be paid out of net profits if the stated capital of the corporation is less than the amount of stated capital represented by outstanding preferred stock, if any.


                              THE FAIRNESS HEARING

  All interested parties may be present at the hearing and may, but need not be, represented by counsel. Each interested party is entitled to present evidence as to the fairness of the terms and conditions of the proposed issuance of securities or delivery of other consideration. Each interested party is entitled to seek the issuance of subpoenas and subpoenas duces tecum to compel the attendance of witnesses and the production of books, records and other materials by applying in a timely and reasonable manner to Wallace M. Wong, Senior Corporations Counsel, Department of Corporations, 3700 Wilshire Boulevard, 6th Floor, Los Angeles, California 90010. Interested parties unable to attend the hearing may submit correspondence or other materials for consideration at the hearing by causing timely delivery of such correspondence or other materials to the Department of Corporations.

  The Hearing will be held for the purpose of enabling the Commissioner of Corporations to determine the fairness of the terms and conditions of the deemed exchange of securities in connection with the change of domicile and the subsequent Merger. Such determination will be based upon the Application and all papers and documents filed in connection therewith. Section 25142 of the California Corporations Code authorizes the Commissioner of Corporations to hold such Hearing when securities will be issued in exchange for other outstanding securities (whether or not the security or transaction is exempt from qualification), to approve the terms and conditions of such issuance and exchange, and to determine whether such terms and conditions are fair, just and equitable.

  If the California Department of Corporations determines the change of domicile from the British Columbia, Canada to Wyoming and the subsequent Merger and reincorporation in Delaware to be fair to the stockholders of Applicant, that determination will form the basis for effecting the change of domicile and Merger without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 3(a)(10) thereunder.

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

                              FURTHER INFORMATION

  For further information concerning this matter, reference is made to the Application of PortaCom Wireless, Inc. and all papers filed in connection therewith at the Department of Corporations, 3700 Wilshire Blvd., 6th Floor, Los Angeles, California 90010, File Nos. 309-1210 and File No. 309-1212.

At Los Angeles, California            Keith Bishop
                                      Commissioner of Corporations

November 25, 1996

                                      By: /s/ Wallace M. Wong
                                          ----------------------------------
                                          Wallace M. Wong
                                          Senior Corporations Counsel

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